                                                                    EXHIBIT C(2)

                             CERTIFICATE OF MERGER
                                       OF

                              CTS-SUBSIDIARY, INC.

                                      INTO

                      MORTGAGE PLUS EQUITY AND LOAN CORP.

              (UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW)


     The undersigned, President and Secretary of Mortgage Plus Equity and Loan Corp. and President and Secretary of CTS-Subsidiary, Inc. (the "Constituent Corporations"), said corporations being domestic corporations duly organized and existing under the laws of the State of New York, and an agreement for merger and reorganization (the "Merger Agreement") to merge CTS-Subsidiary, Inc. with and into Mortgage Plus Equity and Loan Corp., (the "Merger"), with the latter being the surviving corporation (the "Surviving Corporation") having been adopted by the boards of directors, and duly authorized by the shareholders, of each of said Constituent Corporations, do hereby certify:

  1. The names of the Constituent Corporations are Mortgage Plus Equity and Loan Corp. and CTS-Subsidiary, Inc. The name of the Surviving Corporation is Mortgage Plus Equity and Loan Corp.

  2. The designation, number, and voting rights of the outstanding shares of each class and series of the Constituent Corporations are as follows:


         Name of Constituent              Class Designation          Number of Shares Outstanding
             Corporation                                                   and Voting Right
Mortgage Plus Equity and Loan              Common Stock,             8,056,000 Shares, One Vote
Corp.                                      $.001 par value           per Share

CTS-Subsidiary, Inc.                       Common Stock,             200 Shares, One Vote per
                                             no par value            Share

  3. The effective date of the Merger (the "Date of Merger") shall be the date of filing by the Department of State of this Certificate of Merger.

  4.    (a)   The Certificate of Incorporation of Mortgage Plus Equity and Loan
Corp. was filed by the Department of State on September 25, 1987.

        (b) The Certificate of Incorporation of CTS-Subsidiary, Inc. was filed by the Department of State on February 12, 1998.

  5.    (a)   The Merger was authorized with respect to Mortgage Plus Equity and
Loan Corp. by 82.8% (6,670,000) of the holders of shares of its common stock entitled to vote thereon.

        (b) The Merger was authorized with respect to CTS-Subsidiary, Inc. by a written consent signed by the holders of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 3rd day of March, 1998, and hereby affirm the statements contained herein are true under penalties of perjury.



                    MORTGAGE PLUS EQUITY AND LOAN CORP.


                    By: /s/Steven Latessa
                        --------------------------------
                        Steven Latessa, President



                    By: /s/Cary Wolen
                        --------------------------------
                        Cary Wolen, Secretary


                    CTS-SUBSIDIARY, INC.


                    By: /s/Thomas J. Tully
                        --------------------------------
                        Thomas J. Tully, President


                    By: /s/Ronald C. Byer
                        --------------------------------
                        Ronald C. Byer, Secretary


                                       2